Exhibit 8.2

March 17, 2016 Jarden Corporation 2381 Executive Center Drive Boca Raton, FL 33431 Attention: John E. Capps Ladies and Gentlemen:

We have acted as counsel to Jarden Corporation, a Delaware corporation (the “Company”), in connection with the preparation and execution of the Agreement and Plan of Merger, dated as of December 13, 2015 (the “Merger Agreement”), among the Company, Newell Rubbermaid Inc., a Delaware corporation (“Parent”), NCPF Acquisition Corp. I, a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and NCPF Acquisition Corp. II, a Delaware corporation and a wholly owned subsidiary of Parent (“Successor Sub”).

Pursuant to the Merger Agreement, Merger Sub will merge with and into the Company, with the Company being the surviving entity (the “First Merger”), and immediately following the First Merger, the Company will merge with and into Successor Sub, with Successor Sub being the surviving entity (the “Second Merger” and together with the First Merger, the “Mergers”). The Mergers and certain other matters contemplated by the Merger Agreement are described in the Registration Statement on Form S-4 (the “Registration Statement”) of Parent, which includes the joint proxy statement/prospectus relating to the Mergers (the “Proxy Statement/Prospectus”). Unless otherwise indicated, any capitalized terms used herein and not otherwise defined have the meaning ascribed to them in the Registration Statement.

In connection with this opinion, we have examined and reviewed the Merger Agreement, the Registration Statement, the representation letters of the Company and Parent delivered to us for purposes of this opinion (the “Representation Letters”) and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for our opinion. In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed, photostatic or electronic copies, and the authenticity of the originals of such latter documents.

In addition, we have assumed for purposes of this opinion, without any independent investigation or examination thereof, (i) that the Mergers will be effective pursuant to the laws of the state of Delaware as consummated in accordance with the provisions of the Merger Agreement and in the manner contemplated by the Proxy Statement/Prospectus, and that the parties have complied with and, if applicable, will continue to comply with, the covenants, conditions and other provisions contained in the Merger Agreement without any waiver, breach or amendment thereof; (ii) the continuing truth and accuracy at all times

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AUSTIN

BOSTON

CHICAGO

DALLAS

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DENVER

FORT LAUDERDALE

HOUSTON

LAS VEGAS

LONDON*

LOS ANGELES

MEXICO CITY+

MIAMI

MILAN**

NEW JERSEY

NEW YORK

NORTHERN VIRGINIA

ORANGE COUNTY

ORLANDO

PALM BEACH COUNTY

PHILADELPHIA

PHOENIX

ROME**

SACRAMENTO

SAN FRANCISCO

SEOUL¥

SHANGHAI

SILICON VALLEY

TALLAHASSEE

TAMPA

TEL AVIV^

WARSAW~

WASHINGTON, D.C.

WHITE PLAINS

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**  STRATEGIC ALLIANCE

through the effective time of the Second Merger (the “Second Effective Time”) of the statements, representations and warranties made by the Company, Parent, Merger Sub and Successor Sub in the Merger Agreement and the Proxy Statement/Prospectus; (iii) the continuing truth and accuracy at all times through the Second Effective Time of the Representation Letters provided and to be provided by the Company, Parent, Merger Sub and Successor Sub; and (iv) that any such statements, representations or warranties made “to the knowledge” or based on the belief or intention of the Company, Parent, Merger Sub and Successor Sub or similarly qualified are true and accurate, and will continue to be true and accurate at all times through the Second Effective Time, without such qualification.

Our opinion is based on the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations promulgated thereunder, judicial decisions, published positions of the Internal Revenue Service, and such other authorities as we have considered relevant, all as in effect on the date of this opinion and all of which are subject to change or different interpretations (possibly with retroactive effect). A change in the authorities upon which our opinion is based could affect the conclusions expressed herein. Moreover, there can be no assurance that our opinion will be accepted by the Internal Revenue Service or, if challenged, by a court.

Based upon and subject to the foregoing, and subject to the limitations and qualifications set forth in the Registration Statement, we are of the opinion that the Mergers will qualify as a “reorganization” for U.S. federal income tax purposes within the meaning of Section 368(a) of the Code.

Except as set forth above, we express no other opinion. This opinion is being delivered prior to the consummation of the proposed transactions and therefore is prospective and dependent on future events. No assurance can be given that future legislative, judicial or administrative changes, on either a prospective or retroactive basis, or future factual developments, would not adversely affect the accuracy of the conclusion stated herein. This opinion is expressed as of the date hereof, and we are under no obligation to supplement or revise our opinion to reflect any legal developments or factual matters arising subsequent to the date hereof or the impact of any information, document, certificate, record, statement, representation, covenant, or assumption relied upon herein that becomes incorrect or untrue.

We hereby consent to the filing of this opinion as Exhibit 8.2 to the Registration Statement. We also consent to the reference to our firm name wherever appearing in the Registration Statement with respect to the discussion of the material U.S. federal income tax consequences of the Mergers, including the Proxy Statement/Prospectus constituting a part thereof, and any amendment thereto. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

       Very truly yours,

       /s/ GREENBERG TRAURIG LLP

GREENBERG TRAURIG LLP